Exhibit 5.1

October 30, 2013

TTM Technologies, Inc.

1665 Scenic Avenue, Suite 250

Costa Mesa, California 92626

Re: TTM Technologies, Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

As legal counsel to TTM Technologies, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), being filed with the Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of common stock (“Common Stock”), par value $0.001 per share, of the Company; (ii) one or more classes or series of shares of preferred stock (the “Preferred Stock”), par value $0.001 per share, of the Company; (iii) one or more series of debt securities of the Company (collectively, the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination of those securities (the “Warrants”); (v) units consisting of Common Stock, Preferred Stock, Debt Securities, and/or Warrants (the “Units”); and (vi) the Common Stock, Preferred Stock or Debt Securities, that may be issued upon the exercise of the Warrants or in connection with the Units, whichever is applicable. The Common Stock, Preferred Stock, Debt Securities, Warrants, and Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”), and pursuant to Rule 415 under the Act for an aggregate offering price not to exceed $250,000,000.

The Debt Securities will be issued pursuant to one or more Indentures (each, an “Indenture”), each to be between the Company and a financial institution identified therein as the trustee (the “Trustee”).

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein or a financial institution identified therein as the Warrant Agent (each, a “Warrant Agreement Counterparty”).

The Units will be issued under one or more Unit Agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein or a financial institution identified therein as the Unit Agent (the “Unit Agreement Counterparty”).

ALBANY
AMSTERDAM
ATLANTA
AUSTIN
BOSTON
CHICAGO
DALLAS
DELAWARE
DENVER
FORT LAUDERDALE
HOUSTON
LAS VEGAS
LONDON*
LOS ANGELES
MEXICO CITY+
MIAMI
MILAN**
NEW JERSEY
NEW YORK
ORANGE COUNTY
ORLANDO
PALM BEACH COUNTY
PHILADELPHIA
PHOENIX
ROME**
SACRAMENTO
SAN FRANCISCO
SEOUL¥
SHANGHAI
SILICON VALLEY
TALLAHASSEE
TAMPA
TEL AVIV^
TYSONS CORNER
WARSAW~
WASHINGTON, D.C.
WHITE PLAINS
* OPERATES AS GREENBERG TRAURIG MAHER LLP
+ OPERATES AS
GREENBERG TRAURIG, S.C.
^ A BRANCH OF
GREENBERG TRAURIG, P.A. FLORIDA, USA
~ OPERATES AS
GREENBERG TRAURIG GRZESIAK sp.k.
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GREENBERG TRAURIG LLP FOREIGN LEGAL CONSULTANT OFFICE
** STRATEGIC ALLIANCE

GREENBERG TRAURIG, LLP ■ ATTORNEYS AT LAW ■ WWW.GTLAW.COM

2375 East Camelback Road, Suite 700 ■ Phoenix, Arizona 85016 ■ Tel 602.445.8000 ■ Fax 602.445.8100

TTM Technologies, Inc.

October 30, 2013

The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Certificate of Incorporation of the Company, as amended;

B.	The Fourth Amended and Restated Bylaws of the Company;

C.	The Registration Statement; and

D.	The resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and the transactions in connection therewith.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents. We have also assumed that (i) at the time of execution, authentication, issuance, and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; (ii) at the time of execution, countersignature, issuance, and delivery of any Warrants, the Warrant Agreement will be the valid and legally binding obligation of each Warrant Agreement Counterparty thereto; and (iii) at the time of execution, countersignature, issuance, and delivery of any Units, the Unit Agreement will be the valid and legally binding obligation of each Unit Agreement Counterparty thereto.

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such representations and certificates.

In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of execution, authentication, issuance, and delivery of any Debt Securities, the related Indenture will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of the Indenture and the Debt Securities will not violate the laws of any jurisdiction (provided that as to the Delaware General Corporation Law and the federal laws of the United States we make no such assumption).

GREENBERG TRAURIG, LLP

TTM Technologies, Inc.

October 30, 2013

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction (provided that as to the Delaware General Corporation Law and the federal laws of the United States we make no such assumption).

In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Units, the related Unit Agreement will have been duly authorized, executed, and delivered by the Company; and (ii) the execution, delivery, and performance by the Company of such Unit Agreement and such Units will not violate the laws of any jurisdiction (provided that as to the Delaware General Corporation Law and the federal laws of the United States we make no such assumption).

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that:

(1) With respect to the Common Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof; and (iii) due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid, and nonassessable.

(2) With respect to the Preferred Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof; (iii) due filing of the Certificate of Designation with the Delaware Secretary of State setting forth the terms of such Preferred Stock; and (iv) due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid, and nonassessable.

(3) With respect to the Debt Securities, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof, and related matters by the Board of

GREENBERG TRAURIG, LLP

TTM Technologies, Inc.

October 30, 2013

Directors of the Company; (iii) the due execution, authentication, issuance, and delivery of such Debt Securities upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Indenture and such definitive purchase, underwriting, or similar agreement, as applicable; and (iv) the conditions in the applicable Indenture have been satisfied, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(4) With respect to the Warrants, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement and issuance of the Warrants; and (iii) the due execution, countersignature, issuance, and delivery of such Warrants upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; and (iv) the conditions in the applicable Warrant Agreement have been satisfied, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(5) With respect to the Units, assuming (i) the Registration Statement (including any amendments thereto) shall have become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Unit Agreement and issuance of the Units; (iii) the due execution, countersignature, issuance, and delivery of the Units upon payment of the consideration therefor provided for in a definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus or Prospectus Supplement approved by the Board of Directors of the Company, and otherwise in accordance with the provisions of the applicable Unit Agreement and such definitive purchase, underwriting, or similar agreement, as applicable; (iv) the conditions in the applicable Unit Agreement have been satisfied; (v) if such Unit Agreement relates to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; (vi) if such Unit Agreement relates to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken; (vii) if such Unit Agreement relates to the issuance and sale of Debt Securities, the actions described in paragraph 3 above have been taken; and (viii) if such Unit Agreement relates to the issuance and sale of Warrants, the actions described in paragraph 4 above have been taken, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

GREENBERG TRAURIG, LLP

TTM Technologies, Inc.

October 30, 2013

The opinions set forth in paragraphs 3 through 5 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We render this opinion with respect to, and express no opinion herein concerning the application or effect of the law of any jurisdiction other than, the existing laws of the United States of America, and of the Delaware General Corporation Law, the Delaware Constitution, and reported judicial decisions relating thereto.

We hereby expressly consent to any reference to our firm in the Registration Statement, in any registration statement filed pursuant to Rule 462(b) under the Act and in any prospectus supplement filed pursuant to Rule 424 under the Act for this same offering, inclusion of this Opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement, and to the filing of this Opinion with any other appropriate governmental agency. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP